Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2025

W. P. CAREY

Investing for the Long Run®

Carey
Forward

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
U.S.	United States
ABR	Contractual minimum annualized base rent
ASC	Accounting Standards Codification
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
CPI	Consumer price index
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
NIBOR	Norwegian Interbank Offered Rate
TIBOR	Tokyo Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2025

W. P. Carey Inc.
Overview – Second Quarter 2025

Summary Metrics
As of or for the three months ended June 30, 2025.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)		$430,777
Net income attributable to W. P. Carey ($000s)		51,220
Net income attributable to W. P. Carey per diluted share		0.23
Normalized pro rata cash NOI ($000s) (a) (b)		369,178
Adjusted EBITDA ($000s) (a) (b)		361,370
AFFO attributable to W. P. Carey ($000s) (a) (b)		282,670
AFFO attributable to W. P. Carey per diluted share (a) (b)		1.28

Dividends declared per share – current quarter		0.900
Dividends declared per share – current quarter annualized		3.600
Dividend yield – annualized, based on quarter end share price of $62.38		5.8%
Dividend payout ratio – for the six months ended June 30, 2025 (c)		73.1%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $62.38 ($000s)		$13,659,904
Pro rata net debt ($000s) (d)		8,419,490
Enterprise value ($000s)		22,079,394

Total consolidated debt ($000s)		8,635,985
Gross assets ($000s) (e)		19,980,920
Liquidity ($000s) (f)		1,718,601

Pro rata net debt to enterprise value (b)		38.1%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)		5.8x
Total consolidated debt to gross assets		43.2%
Total consolidated secured debt to gross assets		1.2%
Cash interest expense coverage ratio (a) (b)		5.1x

Weighted-average interest rate – for the three months ended June 30, 2025 (b)		3.1%
Weighted-average interest rate – as of June 30, 2025 (b)		3.2%
Weighted-average debt maturity (years) (b)		4.7

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)		$1,469,552
ABR – unencumbered portfolio (% / $000s) (g) (h)	96.5% /	$1,418,585
Number of net-leased properties		1,600
Number of operating properties (i)		72
Number of tenants – net-leased properties		370

ABR from top ten tenants as a % of total ABR – net-leased properties		19.4%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)		21.8%
Contractual same-store growth (k)		2.3%

Net-leased properties – square footage (millions)		178.0

Occupancy – net-leased properties		98.2%
Weighted-average lease term (years)		12.1

Investment volume – current quarter ($000s)		$548,638
Dispositions – current quarter ($000s)		364,203

Maximum commitment for capital investments and commitments expected to be completed during 2025 ($000s)		109,525
________

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W. P. Carey Inc.
Overview – Second Quarter 2025

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents and cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $1.0 billion and above-market rent intangible assets of $504.6 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries.
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 66 self-storage properties, four hotels and two student housing properties.
(j)Percentage of portfolio is based on ABR, as of June 30, 2025. Includes tenants or guarantors with investment grade ratings (15.7%) and subsidiaries of non-guarantor parent companies with investment grade ratings (6.1%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same-Store Analysis section for a description of contractual same-store growth.

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W. P. Carey Inc.
Overview – Second Quarter 2025

Components of Net Asset Value
In thousands.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Jun. 30, 2025
Net lease properties	$353,095
Self-storage and other operating properties (c)	16,083
Total normalized pro rata cash NOI (a) (b)	$369,178

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Jun. 30, 2025
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$255,786
Cash and cash equivalents	244,831
Las Vegas retail complex construction loan (e)	245,884
Other secured loans receivable, net	33,841
Other assets, net:
Straight-line rent adjustments	$424,839
Investment in shares of Lineage (a cold storage REIT) (f)	201,827
Cash held at qualified intermediaries (g)	135,181
Deferred charges	76,595
Office lease right-of-use assets, net	49,544
Non-rent tenant and other receivables	48,027
Taxes receivable	47,160
Restricted cash, including escrow (excludes cash held at qualified intermediaries)	46,137
Prepaid expenses	24,136
Deferred income taxes	22,682
Leasehold improvements, furniture and fixtures	11,595
Rent receivables (h)	2,907
Securities and derivatives	1,772
Due from affiliates	1,066
Other	21,869
Total other assets, net	$1,115,337

Liabilities
Total pro rata debt outstanding (b) (i)	$8,799,502
Dividends payable	201,909
Deferred income taxes	168,184
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses	$173,858
Prepaid and deferred rents	153,382
Operating lease liabilities	147,216
Tenant security deposits	57,231
Accrued taxes payable	45,861
Securities and derivatives	29,044
Other	48,366
Total accounts payable, accrued expenses and other liabilities	$654,958
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include four hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Our investment in 5,546,547 shares of Lineage is valued on the balance sheet using the closing share price at the end of each quarter, net of an estimated sponsor promote.

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W. P. Carey Inc.
Overview – Second Quarter 2025

(g)Comprised of proceeds from certain dispositions that have been designated for future 1031 exchange transactions.
(h)Comprised of rent receivables that were substantially collected as of the date of this report.
(i)Excludes unamortized discount, net totaling $40.6 million and unamortized deferred financing costs totaling $29.9 million as of June 30, 2025.

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W. P. Carey Inc.
Financial Results
Second Quarter 2025

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W. P. Carey Inc.
Financial Results – Second Quarter 2025

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024
Revenues
Real Estate:
Lease revenues	$364,195	$353,768	$351,394	$334,039	$324,104
Income from finance leases and loans receivable	20,276	17,458	16,796	15,712	14,961
Operating property revenues	34,287	33,094	34,132	37,323	38,715
Other lease-related income	9,643	3,121	1,329	7,701	9,149
	428,401	407,441	403,651	394,775	386,929
Investment Management:
Asset management revenue	1,304	1,350	1,461	1,557	1,686
Other advisory income and reimbursements	1,072	1,067	1,053	1,051	1,057
	2,376	2,417	2,514	2,608	2,743
	430,777	409,858	406,165	397,383	389,672
Operating Expenses
Depreciation and amortization	120,595	129,607	115,770	115,705	137,481
General and administrative	24,150	26,967	24,254	22,679	24,168
Reimbursable tenant costs	17,718	17,092	15,661	13,337	14,004
Operating property expenses	16,721	16,544	16,586	17,765	18,565
Property expenses, excluding reimbursable tenant costs	13,623	11,706	12,580	10,993	13,931
Stock-based compensation expense	10,943	9,148	9,667	13,468	8,903
Impairment charges — real estate	4,349	6,854	27,843	—	15,752
Merger and other expenses	192	556	(484)	283	206
	208,291	218,474	221,877	194,230	233,010
Other Income and Expenses
Other gains and (losses) (a)	(148,768)	(42,197)	(77,224)	(77,107)	2,504
Interest expense	(71,795)	(68,804)	(70,883)	(72,526)	(65,307)
Gain on sale of real estate, net	52,824	43,777	4,480	15,534	39,363
Earnings from equity method investments	6,161	5,378	302	6,124	6,636
Non-operating income (b)	3,495	7,910	13,847	13,669	9,215
Gain on change in control of interests (c)	—	—	—	31,849	—
	(158,083)	(53,936)	(129,478)	(82,457)	(7,589)
Income before income taxes	64,403	137,448	54,810	120,696	149,073
Provision for income taxes	(13,091)	(11,632)	(7,772)	(9,044)	(6,219)
Net Income	51,312	125,816	47,038	111,652	142,854
Net (income) loss attributable to noncontrolling interests	(92)	8	(15)	46	41
Net Income Attributable to W. P. Carey	$51,220	$125,824	$47,023	$111,698	$142,895

Basic Earnings Per Share	$0.23	$0.57	$0.21	$0.51	$0.65
Diluted Earnings Per Share	$0.23	$0.57	$0.21	$0.51	$0.65
Weighted-Average Shares Outstanding
Basic	220,569,259	220,401,156	220,223,239	220,221,366	220,195,910
Diluted	220,874,935	220,720,310	220,577,900	220,404,149	220,214,118

Dividends Declared Per Share	$0.900	$0.890	$0.880	$0.875	$0.870
________
(a)Amount for the three months ended June 30, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $69.0 million, net losses on foreign currency exchange rate movements of $66.4 million and a non-cash allowance for credit losses of $9.9 million.
(b)Amount for the three months ended June 30, 2025 is comprised of a dividend of $2.8 million from our investment in shares of Lineage, interest income on deposits of $1.0 million and realized losses on foreign currency exchange derivatives of $0.4 million.
(c)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.

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W. P. Carey Inc.
Financial Results – Second Quarter 2025

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024
Net income attributable to W. P. Carey	$51,220	$125,824	$47,023	$111,698	$142,895
Adjustments:
Depreciation and amortization of real property	119,930	128,937	115,107	115,028	136,840
Gain on sale of real estate, net	(52,824)	(43,777)	(4,480)	(15,534)	(39,363)
Impairment charges — real estate	4,349	6,854	27,843	—	15,752
Gain on change in control of interests (a)	—	—	—	(31,849)	—
Proportionate share of adjustments to earnings from equity method investments (b)	2,231	1,643	2,879	3,028	3,015
Proportionate share of adjustments for noncontrolling interests (c)	(82)	(78)	(79)	(96)	(101)
Total adjustments	73,604	93,579	141,270	70,577	116,143
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	124,824	219,403	188,293	182,275	259,038
Adjustments:
Other (gains) and losses (e)	148,768	42,197	77,224	77,107	(2,504)
Straight-line and other leasing and financing adjustments	(15,374)	(19,033)	(24,849)	(21,187)	(15,310)
Stock-based compensation	10,943	9,148	9,667	13,468	8,903
Above- and below-market rent intangible lease amortization, net	5,061	1,123	10,047	6,263	5,766
Amortization of deferred financing costs	4,628	4,782	4,851	4,851	4,555
Tax expense (benefit) – deferred and other	2,820	(782)	96	(1,576)	(1,392)
Other amortization and non-cash items	579	560	557	587	580
Merger and other expenses	192	556	(484)	283	206
Proportionate share of adjustments to earnings from equity method investments (b)	309	(86)	2,266	(2,632)	(2,646)
Proportionate share of adjustments for noncontrolling interests (c)	(80)	(48)	(62)	(91)	(97)
Total adjustments	157,846	38,417	79,313	77,073	(1,939)
AFFO Attributable to W. P. Carey (d)	$282,670	$257,820	$267,606	$259,348	$257,099

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$124,824	$219,403	$188,293	$182,275	$259,038
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$0.57	$0.99	$0.85	$0.83	$1.18
AFFO attributable to W. P. Carey (d)	$282,670	$257,820	$267,606	$259,348	$257,099
AFFO attributable to W. P. Carey per diluted share (d)	$1.28	$1.17	$1.21	$1.18	$1.17
Diluted weighted-average shares outstanding	220,874,935	220,720,310	220,577,900	220,404,149	220,214,118
________
(a)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended June 30, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $69.0 million, net losses on foreign currency exchange rate movements of $66.4 million and a non-cash allowance for credit losses of $9.9 million.

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W. P. Carey Inc.
Financial Results – Second Quarter 2025

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2025.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$7,798	$(269)	$(10,699)	(c)
Income from finance leases and loans receivable	53	(13)	310
Operating property revenues	—		—
Other lease-related income	294	—	—

Investment Management:
Asset management revenue	—	—	—
Other advisory income and reimbursements	—	—	—

Operating Expenses
Depreciation and amortization	1,994	(82)	(121,943)	(d)
General and administrative	—	—	—
Reimbursable tenant costs	740	(46)	—
Operating property expenses	—	—	(30)	(e)
Property expenses, excluding reimbursable tenant costs	368	(21)	(454)	(e)
Stock-based compensation expense	—	—	(10,943)	(e)
Impairment charges — real estate	—	—	(4,349)	(e)
Merger and other expenses	—	—	(192)

Other Income and Expenses
Other gains and (losses)	—	80	148,688	(f)
Interest expense	(824)	39	4,669	(g)
Gain on sale of real estate, net	—	—	(52,824)
Earnings from equity method investments	(4,226)	—	376	(h)
Non-operating income	190	(1)	—

Provision for income taxes	(183)	3	3,019	(i)
Net income attributable to noncontrolling interests	—	12	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $5.0 million and the elimination of non-cash amounts related to straight-line rent and other of $15.7 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Primarily represents eliminations of gains (losses) on the mark-to-market fair value of equity securities, foreign currency exchange rate movements, changes in the non-cash allowance for credit losses on loans receivable and finance leases, and extinguishment of debt.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(i)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Second Quarter 2025

Capital Expenditures
In thousands. For the three months ended June 30, 2025.

Turnover Costs (a)
Tenant improvements	$1,345
Leasing costs	369
Total Tenant Improvements and Leasing Costs	1,714
Property improvements — net-lease properties	306
Property improvements — operating properties	60
Total Turnover Costs	$2,080

Maintenance Capital Expenditures
Net-lease properties	$389
Operating properties	716
Total Maintenance Capital Expenditures	$1,105
________
(a)Turnover costs include the estimated landlord obligations in connection with the signing of a lease and exclude costs related to a first generation lease (for example, redevelopments and other capital commitments), which are included in the Investment Activity – Capital Investments and Commitments section.

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W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2025

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2025

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	June 30, 2025	December 31, 2024
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$13,627,841	$12,842,869
Land, buildings and improvements — operating properties	1,005,605	1,198,676
Net investments in finance leases and loans receivable	1,063,719	798,259
In-place lease intangible assets and other	2,407,752	2,297,572
Above-market rent intangible assets	679,068	665,495
Investments in real estate	18,783,985	17,802,871
Accumulated depreciation and amortization (a)	(3,503,850)	(3,222,396)
Assets held for sale, net	60,011	—
Net investments in real estate	15,340,146	14,580,475
Equity method investments	311,411	301,115
Cash and cash equivalents	244,831	640,373
Other assets, net	1,115,337	1,045,218
Goodwill	986,472	967,843
Total assets	$17,998,197	$17,535,024

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,540,432	$6,505,907
Unsecured term loans, net	1,199,256	1,075,826
Unsecured revolving credit facility	660,872	55,448
Non-recourse mortgages, net	235,425	401,821
Debt, net	8,635,985	8,039,002
Accounts payable, accrued expenses and other liabilities	654,958	596,994
Below-market rent and other intangible liabilities, net	111,829	119,831
Deferred income taxes	168,184	147,461
Dividends payable	201,909	197,612
Total liabilities	9,772,865	9,100,900

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,978,908 and 218,848,844 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,803,487	11,805,179
Distributions in excess of accumulated earnings	(3,424,094)	(3,203,974)
Deferred compensation obligation	97,002	78,503
Accumulated other comprehensive loss	(264,750)	(250,232)
Total stockholders' equity	8,211,864	8,429,695
Noncontrolling interests	13,468	4,429
Total equity	8,225,332	8,434,124
Total liabilities and equity	$17,998,197	$17,535,024
________
(a)Includes $2.0 billion and $1.8 billion of accumulated depreciation on buildings and improvements as of June 30, 2025 and December 31, 2024, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of June 30, 2025 and December 31, 2024, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2025

Capitalization
In thousands, except share and per share amounts. As of June 30, 2025.

Description	Shares	Share Price	Market Value
Equity
Common equity	218,978,908	$62.38	$13,659,904
Preferred equity			—
Total Equity Market Capitalization			13,659,904

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			332,261
Unsecured term loans (due February 14, 2028)			621,869
Unsecured term loan (due April 24, 2029)			586,000
Unsecured revolving credit facility (due February 14, 2029)			660,872
Senior unsecured notes (b):
Due April 9, 2026 (EUR)			586,000
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			586,000
Due April 15, 2028 (EUR)			586,000
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			175,800
Due June 1, 2030 (EUR)			615,300
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due July 23, 2032 (EUR)			761,800
Due September 28, 2032 (EUR)			234,400
Due April 1, 2033 (USD)			425,000
Due June 30, 2034 (USD)			400,000
Due November 19, 2034 (EUR)			703,200
Total Pro Rata Debt			8,799,502

Total Capitalization			$22,459,406
________
(a)Excludes unamortized discount, net totaling $40.6 million and unamortized deferred financing costs totaling $29.9 million as of June 30, 2025.
(b)Excludes $400 million of senior unsecured notes due July 15, 2030 that were issued on July 10, 2025.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2025

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2025.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$200,604	4.8%	$74,740	5.0%	$21,066	4.6%	$296,410	3.4%	4.8%	1.7
Floating	—	—%	35,851	4.1%	—	—%	35,851	0.4%	4.1%	0.8
Total Pro Rata Non-Recourse Debt	200,604	4.8%	110,591	4.7%	21,066	4.6%	332,261	3.8%	4.8%	1.6

Recourse Debt (b) (c)
Fixed – Senior unsecured notes (e):
Due April 9, 2026	—	—%	586,000	2.3%	—	—%	586,000	6.7%	2.3%	0.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.0%	4.3%	1.3
Due April 15, 2027	—	—%	586,000	2.1%	—	—%	586,000	6.7%	2.1%	1.8
Due April 15, 2028	—	—%	586,000	1.4%	—	—%	586,000	6.7%	1.4%	2.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.7%	3.9%	4.0
Due September 28, 2029	—	—%	175,800	3.4%	—	—%	175,800	2.0%	3.4%	4.2
Due June 1, 2030	—	—%	615,300	1.0%	—	—%	615,300	7.0%	1.0%	4.9
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	5.7%	2.4%	5.6
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.0%	2.5%	6.6
Due July 23, 2032	—	—%	761,800	4.3%	—	—%	761,800	8.6%	4.3%	7.1
Due September 28, 2032	—	—%	234,400	3.7%	—	—%	234,400	2.7%	3.7%	7.3
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	4.8%	2.3%	7.8
Due June 30, 2034	400,000	5.4%	—	—%	—	—%	400,000	4.4%	5.4%	9.0
Due November 19, 2034	—	—%	703,200	3.7%	—	—%	703,200	8.0%	3.7%	9.4
Total Senior Unsecured Notes	2,350,000	3.4%	4,248,500	2.6%	—	—%	6,598,500	75.0%	2.9%	5.2
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (f)	—	—%	586,000	2.8%	—	—%	586,000	6.7%	2.8%	3.8
Unsecured term loan (due February 14, 2028) (f)	—	—%	—	—%	369,889	4.7%	369,889	4.2%	4.7%	2.6
Floating:
Unsecured revolving credit facility (due February 14, 2029) (g)	590,500	5.0%	—	—%	70,372	4.2%	660,872	7.4%	4.9%	3.6
Unsecured term loan (due February 14, 2028) (h)	—	—%	251,980	2.8%	—	—%	251,980	2.9%	2.8%	2.6
Total Recourse Debt	2,940,500	3.7%	5,086,480	2.7%	440,261	4.6%	8,467,241	96.2%	3.1%	4.8

Total Pro Rata Debt Outstanding	$3,141,104	3.8%	$5,197,071	2.7%	$461,327	4.6%	$8,799,502	100.0%	3.2%	4.7
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone, Canadian dollar and Japanese yen.
(b)Debt data is presented on a pro rata basis as of June 30, 2025. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $40.6 million and unamortized deferred financing costs totaling $29.9 million as of June 30, 2025.
(d)Includes $82.7 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Excludes $400 million of senior unsecured notes due July 15, 2030 that were issued on July 10, 2025.
(f)Interest rate swap expiration date is December 31, 2027.
(g)We incurred interest on our Unsecured revolving credit facility at SOFR, NIBOR or TIBOR, plus 0.735% for all base rates as of June 30, 2025. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of June 30, 2025.
(h)We incurred interest at EURIBOR, plus 0.80% on this Unsecured term loan as of June 30, 2025.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2025

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2025.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2025	12	$2,397	4.6%	$42,152	$42,537	0.5%
2026	36	28,356	4.8%	154,899	162,111	1.9%
2027	3	1,272	4.2%	28,561	28,946	0.4%
2028	5	13,983	5.0%	73,869	81,134	0.9%
2029	3	1,435	4.0%	10,931	11,871	0.1%
2031	1	1,131	6.0%	—	2,236	—%
2033	1	2,393	5.6%	1,671	3,426	—%
Total Pro Rata Non-Recourse Debt	61	$50,967	4.8%	$312,083	332,261	3.8%

Recourse Debt
Fixed – Senior unsecured notes (d):
Due April 9, 2026 (EUR)			2.3%		586,000	6.7%
Due October 1, 2026 (USD)			4.3%		350,000	4.0%
Due April 15, 2027 (EUR)			2.1%		586,000	6.7%
Due April 15, 2028 (EUR)			1.4%		586,000	6.7%
Due July 15, 2029 (USD)			3.9%		325,000	3.7%
Due September 28, 2029 (EUR)			3.4%		175,800	2.0%
Due June 1, 2030 (EUR)			1.0%		615,300	7.0%
Due February 1, 2031 (USD)			2.4%		500,000	5.7%
Due February 1, 2032 (USD)			2.5%		350,000	4.0%
Due July 23, 2032 (EUR)			4.3%		761,800	8.6%
Due September 28, 2032 (EUR)			3.7%		234,400	2.7%
Due April 1, 2033 (USD)			2.3%		425,000	4.8%
Due June 30, 2034 (USD)			5.4%		400,000	4.4%
Due November 19, 2034 (EUR)			3.7%		703,200	8.0%
Total Senior Unsecured Notes			2.9%		6,598,500	75.0%
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (e)			2.8%		586,000	6.7%
Unsecured term loan (due Feb 14, 2028) (e)			4.7%		369,889	4.2%
Floating:
Unsecured revolving credit facility (due February 14, 2029) (f)			4.9%		660,872	7.4%
Unsecured term loan (due February 14, 2028) (g)			2.8%		251,980	2.9%
Total Recourse Debt			3.1%		8,467,241	96.2%

Total Pro Rata Debt Outstanding			3.2%		$8,799,502	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis as of June 30, 2025. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $40.6 million and unamortized deferred financing costs totaling $29.9 million as of June 30, 2025.
(d)Excludes $400 million of senior unsecured notes due July 15, 2030 that were issued on July 10, 2025.
(e)Interest rate swap expiration date is December 31, 2027.
(f)We incurred interest on our Unsecured revolving credit facility at SOFR, NIBOR or TIBOR, plus 0.735% for all base rates as of June 30, 2025. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.3 billion as of June 30, 2025.
(g)We incurred interest at EURIBOR, plus 0.80% on this Unsecured term loan as of June 30, 2025.

Investing for the Long Run® | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2025

Senior Unsecured Notes
As of June 30, 2025.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2025
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	42.1%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	1.2%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.9x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	230.4%

Investing for the Long Run® | 15

W. P. Carey Inc.
Real Estate
Second Quarter 2025

Investing for the Long Run® | 16

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the six months ended June 30, 2025.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q25
Reddy Ice LLC (59 properties)	Various, United States	Industrial, Warehouse	Feb-25	$136,022	Sale-leaseback	20	1,072,575
Las Vegas Retail Complex	Las Vegas, NV	Retail	Feb-25	5,000	47.5% Joint Venture Acquisition	8	75,255
Dollar General Corporation (4 properties)	Various, United States	Retail	Mar-25	8,474	Acquisition	15	42,388
Ernest Health Holdings, LLC	Mishawaka, IN	Specialty (Healthcare)	Mar-25	31,762	Acquisition	15	55,210
Majestic Steel USA, Inc. (b)	Blytheville, AR	Industrial	Mar-25	91,910	Sale-leaseback	24	513,633
1Q25 Total				273,168		16	1,759,061

2Q25
Linde + Wiemann SE & Co. KG (4 properties) (c)	Various, Germany (3 properties) and La Garriga, Spain	Industrial	Apr-25	42,981	Sale-leaseback	25	640,732
United Natural Foods, Inc.	Santa Fe Springs, CA	Warehouse	Apr-25	128,043	Acquisition	10	302,850
Berry Global Group, Inc.	Evansville, IN	Industrial	Apr-25	8,150	Renovation	15	N/A
Morato Pane S.p.A. (9 properties) (c)	Various, Italy (7 properties) and Málaga and Burgos, Spain	Industrial	May-25	73,280	Sale-leaseback	20	1,159,154
Soteria Intermediate Inc.	Chattanooga, TN	Industrial	Jun-25	20,247	Sale-leaseback	15	211,379
Hertz Global Holdings, Inc (2 properties)	Newark, NJ and Boston, MA	Industrial	Jun-25	101,856	Sale-leaseback	20	81,664
TI Automotive (formerly ABC Technologies Holdings Inc.)	Galeras, Mexico	Industrial	Jun-25	4,843	Expansion	18	60,181
Premium Brands Holdings Corporation (b)	McDonald, TN	Industrial	Jun-25	166,060	Sale-leaseback	25	356,960
2Q25 Total				545,460		19	2,812,920

Year-to-Date Total				818,628		18	4,571,981

		Property Type	Loan Origination	Loan Maturity Date	Funding		Outstanding	Maximum Commitment
Description	Property Location				Current Quarter	Year to Date
Construction Loan (d)
SW Corner of Las Vegas & Harmon (e) (f)	Las Vegas, NV	Retail	Jun-21	2026	$2,000	$3,170	$245,884	$256,887
SE Corner of Las Vegas & Harmon (g)	Las Vegas, NV	Retail	Nov-24	2025	579	624	17,435	23,449
SE Corner of Las Vegas & Elvis Presley (g)	Las Vegas, NV	Retail	Nov-24	2025	599	1,360	16,406	25,000
Total					3,178	5,154	279,725	305,336

Year-to-Date Total Investment Volume						$823,782
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)This investment is accounted for as a loan receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(c)Amount reflects the applicable exchange rate on the date of the transaction.
(d)The borrowers for these construction loans retain certain loan maturity extension options.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Earnings from equity method investments on our consolidated statements of income.
(f)Loan outstanding and maximum commitment reflect a repayment of $5.0 million to us during the six months ended June 30, 2025.
(g)These construction loans are accounted for as secured loans receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Income from finance leases and loans receivable on our consolidated statements of income.

Investing for the Long Run® | 17

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Additional Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Jun. 30, 2025 (c)	Total Funded Through Jun. 30, 2025	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Sumitomo Heavy Industries, LTD.	Bedford, MA	Redevelopment	Research and Development	Q3 2025	N/A	15	$8,134	$25,069	$19,071	$44,140
Janus International Group, Inc. (d)	Surprise, AZ	Build-to-Suit	Industrial	Q3 2025	131,753	20	13	9,937	11,475	21,713
Hedin Mobility Group AB (e) (f)	Amsterdam, The Netherlands	Renovation	Retail	Q3 2025	39,826	22	—	—	17,580	17,580
Tidal Wave Auto Spa (f)	New Hartford, NY	Purchase Commitment	Retail (Car Wash)	Q3 2025	3,600	18	—	—	5,077	5,077
Fraikin SAS (e)	Various, France	Renovation	Industrial	Q4 2025	N/A	17	1,254	4,508	3,579	8,087
Various	Various, United States	Solar Projects	Various	Various	N/A	N/A	298	4,298	8,630	12,928
Expected Completion Date 2025 Total					175,179	17	9,699	43,812	65,412	109,525

Scania CV AB (e)	Oskarshamn, Sweden	Build-to-Suit	Warehouse	Q1 2026	204,645	15	1,735	1,748	15,245	16,993
EOS Fitness OPCO Holdings, LLC (d)	Surprise, AZ	Build-to-Suit	Retail	Q1 2026	40,000	20	2,128	4,721	7,195	12,000
Rocky Vista University LLC	Billings, MT	Build-to-Suit	Education (Medical School)	Q2 2026	57,000	25	—	2,508	22,492	25,000
TI Automotive (formerly ABC Technologies Holdings Inc.) (d) (e) (g)	Brampton, Canada	Build-to-Suit	Industrial	Q4 2026	110,456	20	247	247	17,695	17,950
Expected Completion Date 2026 Total					412,101	21	4,110	9,224	62,627	71,943

AEG Presents LLC (h)	Austin, TX	Build-to-Suit	Specialty	Q2 2027	56,403	30	3,873	3,873	43,683	47,556
AEG Presents LLC (h)	Portland, OR	Build-to-Suit	Specialty	Q2 2027	57,825	30	4,801	4,801	55,912	60,713
Expected Completion Date 2027 Total					114,228	30	8,674	8,674	99,595	108,269

Capital Investments and Commitments Total					701,508	23	$22,483	$61,710	$227,634	$289,737
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Total funding during the three months ended June 30, 2025 excludes $0.6 million spent on pre-development work for potential projects in various phases.
(d)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.
(e)Commitment amounts are based on the applicable exchange rate at period end.
(f)Project will be funded upon completion and is contingent on building being constructed according to our standards.
(g)Project is contingent on securing certain construction permits.
(h)We own a 90% interest in these joint venture projects and amounts in this table represent our pro rata share.

Investing for the Long Run® | 18

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2025.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q25
Hedin Mobility Group AB (2 properties) (a)	Eindhoven and Amsterdam, The Netherlands	$16,593	Jan-25	Retail	136,465
Pendragon PLC (a)	Derby, United Kingdom	2,158	Jan-25	Retail	34,764
Pendragon PLC (a)	Newport, United Kingdom	752	Jan-25	Retail	3,868
Vacant (formerly Pendragon PLC) (a)	Milton Keynes, United Kingdom	6,560	Feb-25	Retail	25,942
Pendragon PLC (a)	Portsmouth, United Kingdom	1,506	Feb-25	Retail	28,638
Vacant (former Prima Wawona Packing Co., LLC)	Reedley, CA	21,500	Mar-25	Warehouse	325,981
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Gronau, Germany	3,569	Mar-25	Retail	45,876
Belk, Inc.	Jonesville, SC	77,194	Mar-25	Warehouse	861,141
1Q25 Total		129,832			1,462,675

2Q25
Vita Euroland Agriculture B.V (a)	Gorinchem, The Netherlands	8,488	Apr-25	Warehouse	133,500
Accord Carton LLC (2 properties) (b)	Alsip, IL	20,757	Apr-25	Industrial	471,890
Hellweg Die Profi-Baumärkte GmbH & Co. KG (3 properties) (a)	Ennepetal, Nordhausen, and Paderborn, Germany	14,501	May-25	Retail	198,002
Vacant	Middleburg Heights, OH	2,225	May-25	Industrial	28,185
TI Automotive (formerly ABC Technologies Holdings Inc.)	Saline, MI	7,900	May-25	Industrial	111,072
Memora Servicios Funerarios S.L (26 properties) (a)	Various, Spain	161,952	Jun-25	Specialty (Funeral Home)	370,204
Self-Storage Operating Properties (10 properties)	Various, United States	111,525	Jun-25	Self-Storage (Operating)	678,767
Serco Inc.	San Diego, CA	26,250	Jun-25	Research & Development	157,721
Do It Best Corp. (formerly True Value Company, LLC) (c)	Mankato, MN	10,605	Jun-25	Warehouse	309,507
2Q25 Total		364,203			2,458,848

Year-to-Date Total Dispositions		$494,035			3,921,523
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)One of the properties was vacant on the date of the transaction.
(c)The lease at this property expired on the date of sale, which was June 30, 2025.

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Joint Ventures
Dollars in thousands. As of June 30, 2025.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Las Vegas Retail Complex (e)	Net lease	47.50%	$245,884	$22,430	$116,795	$10,654
Harmon Retail Corner	Common equity interest	15.00%	143,000	—	21,450	—
Kesko Senukai (f)	Net lease	70.00%	102,433	18,059	71,703	12,641
Total Unconsolidated Joint Ventures			491,317	40,489	209,948	23,295

Consolidated Joint Ventures (g)
COOP Ost SA (f)	Net lease	90.10%	—	6,984	—	6,293
Fentonir Trading & Investments Limited (f)	Net lease	94.90%	—	2,862	—	2,716
McCoy-Rockford, Inc.	Net lease	90.00%	—	972	—	875
State of Iowa Board of Regents	Net lease	90.00%	—	643	—	579
Total Consolidated Joint Ventures			—	11,461	—	10,463
Total Unconsolidated and Consolidated Joint Ventures			$491,317	$51,950	$209,948	$33,758
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.1 million and unamortized deferred financing costs totaling $0.3 million as of June 30, 2025.
(c)Excludes unamortized discount, net totaling $0.1 million and unamortized deferred financing costs totaling less than $0.1 million as of June 30, 2025.
(d)Excludes ownership of limited partnership units of Carey European Student Housing Fund I, L.P. (an affiliate), which is accounted for as an equity method investment.
(e)Debt outstanding for this investment is comprised of a construction loan, which is excluded from our pro rata debt outstanding disclosed in the Debt Overview and Debt Maturity sections. See the Investment Activity – Investment Volume section for additional information about this investment. The asset is currently in lease-up and ABR reflects the current in-place leases. It does not reflect certain non-reimbursed expenses associated with the property, revenue generated from signage or interest income from our construction loan to the Las Vegas Retail Complex.
(f)Amounts are based on the applicable exchange rate at the end of the period.
(g)Excludes two consolidated joint venture build-to-suit projects with the same tenant in which we own a 90% ownership interest. These investments have no debt or ABR as of June 30, 2025.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Top 25 Tenants
Dollars in thousands. Pro rata. As of June 30, 2025.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	41	$40,139	2.7%	24.2
Apotex Pharmaceutical Holdings Inc. (a)	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer	11	33,448	2.3%	17.7
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business retail stores in Italy leased to cash and carry wholesaler	19	30,767	2.1%	4.9
Fortenova Grupa d.d. (b)	Grocery stores and one warehouse in Croatia leased to European food retailer	19	28,332	1.9%	8.8
OBI Group (b)	Retail properties in Poland leased to German DIY retailer	26	27,395	1.9%	5.8
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (c)	Retail properties in Germany leased to German DIY retailer	31	26,451	1.8%	18.7
TI Automotive (formerly ABC Technologies Holdings Inc.) (a) (d)	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier	22	25,510	1.8%	17.8
Fedrigoni S.p.A (b)	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	25,033	1.7%	18.4
Eroski Sociedad Cooperative (b)	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	23,811	1.6%	10.7
Nord Anglia Education, Inc.	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	23,599	1.6%	18.2
Top 10 Total		251	284,485	19.4%	14.8
Quikrete Holdings, Inc. (b)	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	20,662	1.4%	18.0
Berry Global Inc.	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	20,616	1.4%	13.3
Kesko Senukai (b)	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	20,077	1.4%	6.6
Pendragon PLC (b)	Dealerships in the United Kingdom leased to automotive retailer	47	19,096	1.3%	13.1
Advance Auto Parts, Inc.	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	28	18,980	1.3%	7.6
Do It Best Corp. (formerly True Value Company, LLC) (e)	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler	8	17,889	1.2%	5.2
Maker’s Pride (formerly Hearthside Food Solutions LLC)	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	17,206	1.2%	17.1
Koninklijke Jumbo Food Groep B.V (b)	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	16,849	1.1%	6.5
Danske Fragtmaend Ejendomme A/S (b)	Distribution facilities in Denmark leased to Danish freight company	15	15,074	1.0%	11.6
Dollar General Corporation	Retail properties in the U.S. leased to discount retailer	110	14,836	1.0%	13.8
Top 20 Total		537	465,770	31.7%	13.5
Intergamma Bouwmarkten B.V. (b)	Retail properties in the Netherlands leased to European DIY retailer	36	14,410	1.0%	8.1
Dick’s Sporting Goods, Inc.	Retail properties and single distribution facility in the U.S. leased to sporting goods retailer	9	13,616	0.9%	6.1
Premium Brands Holdings Corporation	Food processing facility in Tennessee leased to global specialty food manufacturer	1	12,616	0.9%	25.1
Lineage	Cold storage warehouse facilities in the Los Angeles and San Francisco areas leased to publicly traded cold storage REIT	4	11,862	0.8%	5.4
Henkel AG & Co. KGaA	Distribution facility in Kentucky leased to global provider of consumer products and adhesives	1	11,624	0.8%	16.8
Top 25 Total (f)		588	$529,898	36.1%	13.3
________
(a)ABR from these properties is denominated in U.S. dollars.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)On March 28, 2025, we executed an agreement giving us the right to terminate the leases at (i) seven properties on September 15, 2025 with ABR totaling $5.2 million and (ii) five properties on September 15, 2026 with ABR totaling $3.5 million.
(d)Of the 22 properties leased to TI Automotive, nine are located in Canada, seven are located in the United States, and six are located in Mexico.
(e)In connection with certain lease assignments with Do It Best Corp., this tenant occupied two of these properties through June 30, 2025, after which those leases expired and the properties were vacated. Do It Best Corp. continues to occupy six properties with ABR totaling $14.2 million and a weighted-average lease term of 6.5 years.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2025.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$381,081	25.9%	56,865	31.9%
Warehouse	228,174	15.5%	43,384	24.4%
Retail (b)	108,048	7.4%	4,994	2.8%
Other (c)	167,212	11.4%	9,385	5.3%
U.S. Total	884,515	60.2%	114,628	64.4%

International
Industrial	173,356	11.8%	22,387	12.6%
Warehouse	156,839	10.7%	22,077	12.4%
Retail (b)	220,134	14.9%	17,133	9.6%
Other (c)	34,708	2.4%	1,760	1.0%
International Total	585,037	39.8%	63,357	35.6%

Total
Industrial	554,437	37.7%	79,252	44.5%
Warehouse	385,013	26.2%	65,461	36.8%
Retail (b)	328,182	22.3%	22,127	12.4%
Other (c)	201,920	13.8%	11,145	6.3%
Total (d)	$1,469,552	100.0%	177,985	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, self-storage (net lease), specialty, laboratory, research and development, hotel (net lease), office and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2025.

	Total Net-Lease Portfolio
Industry Type (a)	ABR	ABR %	Square Footage	Square Footage %
Food Retail	$151,160	10.3%	11,744	6.6%
Packaged Foods & Meats	134,038	9.1%	16,478	9.3%
Home Improvement Retail	105,607	7.2%	12,823	7.2%
Auto Parts & Equipment	83,231	5.7%	12,471	7.0%
Automotive Retail	77,345	5.3%	7,038	4.0%
Education Services	59,787	4.1%	2,778	1.6%
Pharmaceuticals	47,850	3.3%	3,076	1.7%
Air Freight & Logistics	46,366	3.1%	7,075	4.0%
Trading Companies & Distributors	41,782	2.8%	9,486	5.3%
Self-Storage REITs	40,139	2.7%	3,082	1.7%
Building Products	35,315	2.4%	7,643	4.3%
Industrial Machinery	32,347	2.2%	5,045	2.8%
Metal & Glass Containers	31,465	2.1%	4,301	2.4%
Other Specialty Retail	28,845	2.0%	3,233	1.8%
Paper Products	25,033	1.7%	4,458	2.5%
Specialty Chemicals	24,393	1.7%	4,303	2.4%
Diversified Support Services	23,909	1.6%	2,372	1.3%
Construction Materials	23,575	1.6%	3,781	2.1%
Construction Machinery	18,832	1.3%	2,528	1.4%
Food Distributors	18,339	1.2%	1,552	0.9%
Diversified Metals	17,979	1.2%	3,622	2.0%
Leisure Facilities	17,593	1.2%	645	0.4%
Consumer Staples Merchandise Retail	17,036	1.2%	1,456	0.8%
Hotels & Resorts	16,329	1.1%	1,073	0.6%
Commodity Chemicals	16,192	1.1%	2,493	1.4%
Passenger Ground Transportation	15,517	1.1%	780	0.5%
Other (62 industries, each <1% ABR) (b)	319,548	21.7%	42,649	24.0%
Total (c)	$1,469,552	100.0%	177,985	100.0%
________
(a)Industry classification is based on the Global Industry Classification Standard (GICS) framework.
(b)Includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2025.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$63,025	4.3%	9,474	5.3%
Ohio	42,946	2.9%	8,384	4.7%
Indiana	39,978	2.7%	6,162	3.5%
Michigan	26,827	1.8%	4,488	2.5%
Wisconsin	19,609	1.4%	3,340	1.9%
Other (b)	50,803	3.5%	6,918	3.9%
Total Midwest	243,188	16.6%	38,766	21.8%
South
Texas	86,041	5.9%	10,780	6.0%
Florida	42,845	2.9%	3,684	2.1%
Tennessee	39,007	2.7%	4,572	2.6%
Georgia	25,300	1.7%	4,378	2.4%
Alabama	21,171	1.4%	3,504	2.0%
Other (b)	26,469	1.8%	3,024	1.7%
Total South	240,833	16.4%	29,942	16.8%
East
North Carolina	40,969	2.8%	8,858	5.0%
Pennsylvania	32,542	2.2%	3,416	1.9%
Kentucky	29,249	2.0%	4,485	2.5%
New York	22,561	1.5%	2,284	1.3%
New Jersey	22,330	1.5%	1,008	0.5%
Massachusetts	20,310	1.4%	1,216	0.7%
South Carolina	19,428	1.3%	4,485	2.5%
Other (b)	34,978	2.4%	5,287	3.0%
Total East	222,367	15.1%	31,039	17.4%
West
California	71,578	4.9%	5,282	3.0%
Arizona	22,299	1.5%	2,372	1.3%
Nevada	17,714	1.2%	485	0.3%
Utah	14,860	1.0%	2,021	1.1%
Other (b)	51,676	3.5%	4,721	2.7%
Total West	178,127	12.1%	14,881	8.4%
U.S. Total	884,515	60.2%	114,628	64.4%
International
Italy	69,128	4.7%	8,902	5.0%
The Netherlands	66,864	4.6%	6,784	3.8%
Poland	65,929	4.5%	8,460	4.8%
Germany	56,422	3.8%	6,114	3.4%
Canada (c)	56,261	3.8%	5,450	3.1%
United Kingdom	54,369	3.7%	4,412	2.5%
Spain	34,042	2.3%	3,266	1.8%
Croatia	29,254	2.0%	2,063	1.2%
Denmark	27,571	1.9%	3,002	1.7%
France	25,243	1.7%	1,679	0.9%
Mexico (d)	22,541	1.5%	3,604	2.0%
Lithuania	15,117	1.0%	1,640	0.9%
Other (e)	62,296	4.3%	7,981	4.5%
International Total	585,037	39.8%	63,357	35.6%
Total (f)	$1,469,552	100.0%	177,985	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Iowa, Minnesota, Kansas, Missouri, Nebraska, South Dakota and North Dakota. Other properties within South include assets in Arkansas, Louisiana, Oklahoma and Mississippi. Other properties within East include assets in Virginia, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Oregon, Colorado, Washington, Montana, Hawaii, Idaho, Wyoming and New Mexico.
(c)$50.3 million (89%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)All ABR from properties in Mexico is denominated in U.S. dollars.
(e)Includes assets in Belgium, Hungary, Norway, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Sweden, Latvia, Japan, Finland and Estonia.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2025.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$463,035	31.5%	44,566	25.0%
Capped CPI	272,027	18.5%	37,943	21.3%
CPI-linked	735,062	50.0%	82,509	46.3%
Fixed	680,581	46.3%	88,388	49.7%
Other (a)	47,859	3.3%	3,509	2.0%
None	6,050	0.4%	298	0.2%
Vacant	—	—%	3,281	1.8%
Total (b)	$1,469,552	100.0%	177,985	100.0%
________
(a)Represents leases which include a percentage rent component. Includes $40.1 million (2.7%) of ABR from a tenant (Extra Space Storage, Inc.), which has both a percentage rent component and annual fixed rent increases in its lease.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases on our net leased properties that were continuously in place during the period from June 30, 2024 to June 30, 2025. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2025.

	ABR
	As of
	Jun. 30, 2025	Jun. 30, 2024	Increase	% Increase
Property Type
Industrial	$424,319	$414,199	$10,120	2.4%
Warehouse	359,819	352,339	7,480	2.1%
Retail (a)	287,058	280,586	6,472	2.3%
Other (b)	142,647	138,954	3,693	2.7%
Total	$1,213,843	$1,186,078	$27,765	2.3%

Rent Adjustment Measure
Uncapped CPI	$411,012	$399,848	$11,164	2.8%
Capped CPI	258,380	252,627	5,753	2.3%
CPI-linked	669,392	652,475	16,917	2.6%
Fixed	532,473	521,625	10,848	2.1%
Other (c)	7,545	7,545	—	—%
None	4,433	4,433	—	—%
Total	$1,213,843	$1,186,078	$27,765	2.3%

Geography
U.S.	$676,762	$662,692	$14,070	2.1%
Europe	464,105	452,422	11,683	2.6%
Other International (d)	72,976	70,964	2,012	2.8%
Total	$1,213,843	$1,186,078	$27,765	2.3%

Same-Store Portfolio Summary
Number of properties	1,113
Square footage (in thousands)	149,776

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Comprehensive Same-Store Growth

Same-store portfolio includes net leased properties that were continuously owned and in place during the quarter ended June 30, 2024 through June 30, 2025 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended June 30, 2025. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Jun. 30, 2025	Jun. 30, 2024	Increase	% Increase
Property Type
Industrial	$112,904	$109,034	$3,870	3.5%
Warehouse	90,578	88,249	2,329	2.6%
Retail (a)	72,811	69,088	3,723	5.4%
Other (b)	41,374	39,196	2,178	5.6%
Total	$317,667	$305,567	$12,100	4.0%

Rent Adjustment Measure
Uncapped CPI	$107,851	$100,920	$6,931	6.9%
Capped CPI	65,344	64,604	740	1.1%
CPI-linked	173,195	165,524	7,671	4.6%
Fixed	134,268	130,379	3,889	3.0%
Other (c)	8,760	8,266	494	6.0%
None	1,444	1,398	46	3.3%
Total	$317,667	$305,567	$12,100	4.0%

Geography
U.S.	$181,738	$175,678	$6,060	3.4%
Europe	117,463	111,827	5,636	5.0%
Other International (d)	18,466	18,062	404	2.2%
Total	$317,667	$305,567	$12,100	4.0%

Same-Store Portfolio Summary
Number of properties	1,185
Square footage (in thousands)	158,641

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2025

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Jun. 30, 2025	Jun. 30, 2024
Consolidated Lease Revenues
Total lease revenues – as reported	$364,195	$324,104
Income from finance leases and loans receivable	20,276	14,961
Less: Reimbursable tenant costs – as reported	(17,718)	(14,004)
Less: Income from secured loans receivable	(641)	—
	366,112	325,061

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	7,059	3,572
Less: Pro rata share of adjustments for noncontrolling interests	(237)	(203)
	6,822	3,369

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(15,374)	(15,310)
Add: Above- and below-market rent intangible lease amortization	5,061	5,766
Less: Adjustments for pro rata ownership	(77)	(1,069)
	(10,390)	(10,613)

Adjustment to normalize for (i) properties not continuously owned since April 1, 2024 and (ii) constant currency presentation for prior year quarter (e)	(44,877)	(12,250)

Same-Store Pro Rata Rental Income	$317,667	$305,567
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, self-storage (net lease), specialty, laboratory, research and development, hotel (net lease), office and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico, Mauritius and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended June 30, 2024 through June 30, 2025. In addition, for the three months ended June 30, 2024, an adjustment is made to reflect average exchange rates for the three months ended June 30, 2025 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Leasing Activity
Dollars in thousands. For the three months ended June 30, 2025, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease	New Lease (b)	Rent Recapture			Incremental Lease Term
Industrial	—	—	$—	$—	—%	$—	$—	N/A
Warehouse	316,362	1	2,256	1,512	67.0%	—	—	5.0 years
Retail	101,641	1	957	957	100.0%	—	—	6.0 years
Self-Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average	418,003	2	$3,213	$2,469	76.8%	$—	$—	5.4 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			0.2%

New Leases (d)				Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	New Lease (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	162,093	1	958	141	282	5.0 years
Retail	17,072	1	233	—	—	11.7 years
Self-Storage (net lease) (e)	257,679	2	2,499	—	—	24.4 years
Other	—	—	—	—	—	N/A
Total / Weighted Average (f)	436,844	4	$3,690	$141	$282	18.6 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Property and tenant improvements include the estimated landlord obligations in connection with the signing of the lease.
(d)Excludes certain lease assignments from True Value Company, LLC to Do It Best Corp. at six properties, which resulted in no change to ABR.
(e)On April 1, 2025, we converted two self-storage operating properties to net leases.
(f)Weighted average refers to the new lease term.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of June 30, 2025.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2025	14	11	$17,450	1.2%	2,414	1.4%
2026	21	21	37,954	2.6%	5,472	3.1%
2027	44	27	63,261	4.3%	6,844	3.8%
2028	44	27	67,692	4.6%	6,745	3.8%
2029	60	33	78,233	5.3%	8,649	4.9%
2030	36	31	40,329	2.7%	4,036	2.3%
2031	45	26	88,685	6.0%	10,428	5.9%
2032	46	25	55,531	3.8%	7,316	4.1%
2033	32	25	82,934	5.6%	11,790	6.6%
2034	59	27	94,918	6.5%	9,464	5.3%
2035	23	19	49,958	3.4%	7,348	4.1%
2036	44	20	65,324	4.5%	7,776	4.4%
2037	41	18	46,729	3.2%	6,826	3.8%
2038	47	14	28,162	1.9%	2,806	1.6%
Thereafter (>2038)	359	125	652,392	44.4%	76,790	43.1%
Vacant	—	—	—	—%	3,281	1.8%
Total (b)	915		$1,469,552	100.0%	177,985	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – Second Quarter 2025

Self-Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of June 30, 2025.

State / District	Number of Properties (a)	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Texas	13	7,512	936	19.5%	89.0%
Florida	12	8,956	885	18.5%	91.0%
Illinois	10	4,822	665	13.9%	90.5%
California	8	5,440	677	14.2%	94.4%
Nevada	3	2,423	243	5.1%	85.4%
Delaware	3	1,678	241	5.0%	93.4%
Georgia	2	927	105	2.2%	85.1%
Hawaii	2	956	95	2.0%	94.7%
Tennessee	2	884	122	2.5%	91.4%
North Carolina	1	947	121	2.5%	95.4%
Washington, DC	1	880	67	1.4%	94.7%
Arkansas	1	843	115	2.4%	66.0%
New York	1	793	61	1.3%	87.6%
Kentucky	1	762	121	2.5%	95.5%
Ohio	1	598	73	1.5%	88.8%
Louisiana	1	541	59	1.3%	90.2%
South Carolina	1	490	63	1.3%	94.3%
Massachusetts	1	482	58	1.2%	94.9%
Oregon	1	442	40	0.8%	96.1%
Missouri	1	329	41	0.9%	94.6%
Total (b)	66	40,705	4,788	100.0%	90.6%
________
(a)We sold four properties in Florida and one property in Texas in July 2025.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 31

W. P. Carey Inc.
Appendix
Second Quarter 2025

Investing for the Long Run® | 32

W. P. Carey Inc.
Appendix – Second Quarter 2025

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended Jun. 30, 2025
Consolidated Lease Revenues
Total lease revenues – as reported	$364,195
Income from finance leases and loans receivable – as reported	20,276
Less: Income from secured loans receivable	(641)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	17,718
Non-reimbursable property expenses – as reported	13,623
352,489

Plus: NOI from Operating Properties
Self-storage revenues	20,862
Self-storage expenses	(7,717)
13,145

Hotel revenues	10,105
Hotel expenses	(7,784)
2,321

Student housing and other revenues	3,320
Student housing and other expenses	(1,220)
2,100

370,055

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	6,630
Less: Pro rata share of NOI attributable to noncontrolling interests	(212)
6,418

376,473

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(15,374)
Add: Above- and below-market rent intangible lease amortization	5,061
Add: Other non-cash items	486
(9,827)

Pro Rata Cash NOI (a)	366,646

Adjustment to normalize for net lease investments and dispositions (b)	4,015
Adjustment to normalize for operating property dispositions (b)	(1,483)

Normalized Pro Rata Cash NOI (a)	$369,178

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W. P. Carey Inc.
Appendix – Second Quarter 2025

The following table presents a reconciliation from Net income attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2025
Net Income Attributable to W. P. Carey
Net income attributable to W. P. Carey – as reported	$51,220
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	208,291
Less: Operating property expenses – as reported	(16,721)
Less: Property expenses, excluding reimbursable tenant costs – as reported	(13,623)
177,947

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses) – as reported	158,083
Less: Reimbursable property expenses – as reported	(17,718)
Add: Provision for income taxes – as reported	13,091
Less: Other lease-related income – as reported	(9,643)
Less: Asset management fees revenue – as reported	(1,304)
Less: Other advisory income and reimbursements – as reported	(1,072)
141,437

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(15,374)
Add: Adjustments for pro rata ownership	6,537
Add: Above- and below-market rent intangible lease amortization	5,061
Adjustment to normalize for net lease investments and dispositions (b)	4,015
Adjustment to normalize for operating property dispositions (b)	(1,483)
Less: Income from secured loans receivable	(641)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	459
(1,426)

Normalized Pro Rata Cash NOI (a)	$369,178
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended June 30, 2025, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2025, the adjustment eliminates our pro rata share of cash NOI for the period. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period.

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W. P. Carey Inc.
Appendix – Second Quarter 2025

Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024
Net income	$51,312	$125,816	$47,038	$111,652	$142,854

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	148,768	42,197	77,224	77,107	(2,504)
Depreciation and amortization	120,595	129,607	115,770	115,705	137,481
Interest expense	71,795	68,804	70,883	72,526	65,307
Gain on sale of real estate, net	(52,824)	(43,777)	(4,480)	(15,534)	(39,363)
Straight-line and other leasing and financing adjustments (c)	(15,374)	(19,033)	(24,849)	(21,187)	(15,310)
Provision for income taxes	13,091	11,632	7,772	9,044	6,219
Stock-based compensation expense	10,943	9,148	9,667	13,468	8,903
Above- and below-market rent intangible lease amortization	5,061	1,123	10,047	6,263	5,766
Impairment charges — real estate	4,349	6,854	27,843	—	15,752
Other amortization and non-cash charges	458	442	436	459	454
Merger and other expenses	192	556	(484)	283	206
Gain on change in control of interests (d)	—	—	—	(31,849)	—
	307,054	207,553	289,829	226,285	182,911

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	3,312	2,309	5,975	1,312	1,242
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(308)	(179)	(214)	(213)	(234)
	3,004	2,130	5,761	1,099	1,008

Adjusted EBITDA (e)	$361,370	$335,499	$342,628	$339,036	$326,773
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses on the mark-to-market fair value of equity securities, foreign currency exchange rate movements, changes in the non-cash allowance for credit losses on loans receivable and finance leases, and extinguishment of debt. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses. Amount for the three months ended June 30, 2025 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $69.0 million. Amount for the three months ended December 31, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million. Amount for the three months ended September 30, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $43.6 million.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(e)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2025

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

Same-Store Pro Rata Rental Income

Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI

Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Second Quarter 2025

Normalized Pro Rata Cash NOI

Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

Adjusted EBITDA

We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.

Cash Interest Expense

Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.

Cash Interest Expense Coverage Ratio

Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of June 30, 2025 is equal to $269.1 million, comprised of interest expense calculated in accordance with GAAP ($284.0 million), plus capitalized interest ($1.1 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($19.1 million), adjusted for pro rata ownership ($3.2 million).

Other Metrics

Pro Rata Metrics

This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.

ABR

ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2025. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

Investing for the Long Run® | 37